CERTIFICATE OF SECRETARY




     I, Brian E. Lorenz, certify that I am Secretary of Franklin Custodian Funds, Inc. (the "Fund"), and do further certify that the following resolution was adopted by the Directors of the Fund at a meeting held on February 26, 1998, which resolution is in full force and effect.

            RESOLVED, that a Power of Attorney, substantially in the form of the Power of Attorney presented to this Board, appointing Harmon E. Burns, Deborah R. Gatzek, Brian E. Lorenz, Karen L. Skidmore, and Larry L. Greene as attorneys-in-fact for the purpose of filing the N-14 registration statement and documents relating thereto with the Securities and Exchange Commission, be executed by each Director and designated officer.

     In witness whereof, I have executed this certificate as of the 5th day of March, 1998.




                                                      /S/ BRIAN E. LORENZ
                                                      -------------------
                                                      Brian E. Lorenz
                                                      Secretary